Exhibit 10.1

FIRST AMENDMENT TO

INGRAM MICRO INC.

2011 INCENTIVE PLAN

THIS FIRST AMENDMENT TO INGRAM MICRO INC. 2011 INCENTIVE PLAN (this “First Amendment”) is made and adopted by Ingram Micro Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Ingram Micro Inc. 2011 Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 13(a) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”);

WHEREAS, the Board desires to amend the Plan to increase the maximum aggregate number of Shares available for issuance and delivery pursuant to Awards granted under the Plan as set forth herein, subject to approval of this First Amendment by the Company’s shareholders; and

WHEREAS, this First Amendment shall become effective upon the approval of this First Amendment by the Company’s shareholders (the date of such approval, the “Amendment Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of the Amendment Effective Date:

1.    Section 4 of the Plan is hereby amended and restated in its entirety as follows:

“(a) Number of Shares. Subject to adjustment as provided in Section 4(c) and 4(d), a total of 37,234,000 Shares may be issued or delivered pursuant to Awards under the Plan, less one (1) Share for every one (1) Share issued in respect of an Option or Stock Appreciation Right granted after the Amendment Effective Date, and 2.29 Shares for every one (1) Share issued in respect of a Full Value Award granted after the Amendment Effective Date. Shares issued in respect of any Full Value Award granted under the Plan or any award other than an option or stock appreciation right granted under any of the Prior Plans, in each case, on or before June 8, 2011 shall be counted against the Share limit set forth in the preceding sentence at the ratio of 1.9 Shares for every one (1) Share issued in respect of such award, and Shares issued in respect of any Full Value Award granted under the Plan, in each case, during the period beginning on June 9, 2011 and ending on the day immediately prior to the Amendment Effective Date shall be counted against the Share limit set forth in the preceding sentence at the ratio of 2.37 Shares for every one (1) Share issued in respect of such award. In addition, subject to adjustment under Section 4(c), no more than 37,234,000 Shares may be subject to Incentive Stock Options granted under the Plan and no Eligible Individual may receive Awards under the Plan in any calendar year that relate to more than 2,000,000 Shares.

(b) Forfeited or Expired Shares; Settled Awards. If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date, any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4(e) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares reserved for issuance and delivery of Awards under paragraph (a) of this Section: (i) Shares tendered by a Participant or withheld by Ingram Micro in payment of the exercise price of an Option, (ii) Shares tendered by a Participant or withheld by Ingram Micro to satisfy any tax withholding obligation with respect to an Award other than a Full Value Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Ingram Micro, issuance of warrants or other rights to purchase Shares or other securities of Ingram Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number of Shares of Ingram Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, the number of Shares or other securities of Ingram Micro (or number and kind of other securities or property) subject to outstanding Awards, and the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee, no such adjustment of Awards (i) of Incentive Stock Options shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or (ii) with respect to any Award would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

(d) Substitute Awards. Substitute Awards shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan or authorized for grant to a Participant. Additionally, in the event that a company acquired by Ingram Micro or any subsidiary of Ingram Micro or with which Ingram Micro or any subsidiary of Ingram Micro combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed immediately before the transaction by Ingram Micro or any of its subsidiaries.

(e) Shares Again Available for Awards. Any Shares that again become available for issuance and delivery pursuant to this Section 4 shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, (ii) as 2.37 Shares if such Shares were subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans, in any case, on or prior to the Amendment Effective Date, and (iii) as 2.29 Shares if such Shares were subject to Full Value Awards granted under the Plan after the Amendment Effective Date.”

3.    This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.    All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

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I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Ingram Micro Inc. on April 10, 2013.

Executed on this 5th day of June 2013.

/s/ Larry C. Boyd
Secretary

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I hereby certify that the foregoing First Amendment was duly approved by the shareholders of Ingram Micro Inc. on June 5, 2013.

Executed on this 5th day of June 2013.

/s/ Larry C. Boyd
Secretary

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